Exhibit 10.2.6

                  ACKNOWLEDGMENT, WAIVER AND AMENDMENT NO. 16
                                     TO THE
         FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Acknowledgment, Waiver and Amendment No. 16 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of May 10, 1999 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

     A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 19, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. Borrower is in default of one or more of its financial covenants contained in the Agreement; and

     C. IBM Credit is willing to waive such defaults subject to the conditions set forth below.

     D. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. (A) Borrower acknowledges that the financial covenants set forth in
Section 12 of the Agreement are applicable to the financial results of Borrower for the fiscal quarter ending March 31, 1999, and Borrower was required to maintain such financial covenants at all times. Borrower further acknowledges its attainment based on its draft financial statements was as follows:


     Covenant                  Covenant Requirement           Covenant Actual
     --------                  --------------------           ---------------
Current assets to current     Equal to or greater than           0.92:1:00
liabilities                   0.90:1.00

EBITDA to Interest Expense    Equal to or greater than
                              0.70:1.00                          0.71:1.00



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Tangible Net Worth       Equal to or greater than
Requirement              $16,700,000                      -$800,000

Section 3. Waivers to Agreement. IBM Credit hereby waives the defaults of Borrower with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof. In the event Borrower's actual financial results for the fiscal quarter ending March 31, 1999, as reported in the financial statements delivered by Borrower to IBM Credit pursuant to Section 2(c)(ii) of the Agreement, are materially worse than as reported in Section 2 hereof, an Event of Default shall be deemed to have occurred.

Section 4. Modification of Agreement

     A. The following term is incorporated into and supplements the Agreement as if fully set forth as an additional term therein:

     "Borrower agrees to pay IBM Credit a fee in the amount of Three Hundred Thousand Dollars ($300,000) which shall be due and payable on May 10, 1999 in consideration for modifying the terms of the Agreement and for restructuring the financial covenants pursuant to Section 4 F., Section 4
     G. and Section 4 H. of Amendment No. 16 to the Fourth Amended and Restated Agreement for Wholesale Financing."

    B. Section 1 of the Agreement is hereby amended by deleting the second sentence after the title "Line of Credit" of Section 1 in its entirety and substituting, in lieu thereof, the following:

    "(a) The amount of the Line of Credit shall be (1) until the Compucom Closing Date (as hereinafter defined), $475,000,000.00 on any day, (2) from the Compucom Closing Date to and including June 9, 1999, the amount of the Line of Credit shall be $300,000,000.00 on any day, (3) from June 10, 1999 to and including August 9, 1999 the amount of the Line of Credit shall be $250,000,000, and (4) from August 10, 1999 and thereafter, the amount of the Line of Credit shall be $150,000,000 on any day."

    C. Section 3(a) of the Agreement is hereby amended effective as of the Compucom Closing Date by (1) changing the definition of Base Finance Charge contained in the second paragraph of such Section 3(a) from "the sum of the LIBOR for such day plus Applicable Margin" to "the sum of LIBOR (as hereinafter defined) plus 300 basis points", and (2) deleting from the second line of the third paragraph thereof the amount "$10,000" and substituting in lieu thereof, the amount of "$5,000".

    D. Effective on-the Compucom Closing Date to and including November 9, 1999, Section 3(c) of the Agreement is hereby amended by deleting items (A) through (C) thereof in their entirety and substituting, in lieu thereof, the following items (A) through (D):

                                  Page 2 of 6

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     "A.    Financed Products and other inventory constituting Collateral located in the Canton, Massachusetts; Kent, Washington; Atlanta, Georgia; Rio Rancho, New Mexico; Dupont, Oregon; Santa Clara, California; Folsom, California; Sacramento, California; Chandler, Arizona; Wichita, Kansas; or Redmond, Washington warehouse:

       (i) Financed Products                           (i)100%

      (ii) Other inventory constituting Collateral
          in which IBM Credit has a perfected first
          priority security interest                   (ii)20%

     B.(i) Eligible Receivables                        (i) 88%

      (ii) Receivables that but for the fact that
          they remain unpaid more than 90 days
          from date of invoice would constitute
          Eligible Receivables                         (ii)50%

     C.(i) Authorized Supplier Claims                  (i) 88%

      (ii) Authorized Supplier Claims for which
          Borrower has not been paid more than
          90 days from the date such claim was
          submitted by Borrower                        (ii)50%

     (iii) Verifiable payments owed by IBM
          Credit to Borrower arising from lease
          agreements more than 90 days from
          date of invoice                             (iii)75%

     D.    Service parts which are neither obsolete
          nor defective                                   30%


             Notwithstanding any other provision of the Agreement, the aggregate Value of the Collateral as set forth in this Section 3(c) shall not exceed Twenty Million Dollars ($20,000,000) more than the aggregate Value of the Collateral as determined pursuant to the terms of this Section 3(c) in effect immediately prior to giving effect to this Amendment No. 16 to the Agreement.



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
     E. Effective on November 10, 1999 and thereafter, Section 3(c) of the Agreement is hereby amended by deleting items (A) through (D) thereof in their entirety and substituting, in lieu thereof, the following items (A) through (D):

    "A. Financed Products and other inventory constituting Collateral located in the Canton, Massachusetts; Kent, Washington; Atlanta, Georgia; Rio Rancho, New Mexico; Dupont, Oregon; Santa Clara, California; Folsom, California; Sacramento, California; Chandler, Arizona; Wichita, Kansas; or Redmond, Washington warehouse:

(i) Financed Products                           (i) 100%

(ii) Other inventory constituting Collateral
     in which IBM Credit has a perfected first
     priority security interest                 (ii) 20%

B. Eligible Receivables                              85%

C. Authorized Supplier Claims                        85%

D. Service parts which are neither obsolete
   nor defective                                     30%

     F. Section 12 of the Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting, in lieu thereof, the following paragraph (a):

   "(a) From October 1, 1998 to and including March 31, 1999, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.90:1.00, from April 1, 1999 to and including March 31, 2000, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.72:1.00, from April 1, 2000 to and including September 30, 2000, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.74:1.00, and from October 1, 2000 and thereafter, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.85:1.00."

     G. Section 12 of the Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting, in lieu thereof, the following paragraph (b):

   "(b) From July 1, 1998 to and including December 31, 1998, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date to be less than 0.25:1.00; from July 1, 1998 to and including March 31, 1999, Borrower shall not permit the ratio of (i) EBITDA for the fiscal year-to-date to (ii) Interest Expense for the fiscal year-to-date to be less than 0.70:1.00; from April 1, 1999 to and including June 30, 1999, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter to (ii) Interest Expense for the Fiscal Quarter to be less than 0.55:1.00; from July 1, 1999 to and

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including September 30, 1999, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter to (ii) Interest Expense for the Fiscal Quarter to be less than 1.20:1.00; from October 1, 1999 to and including December 31, 1999, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter to (ii) Interest Expense for the Fiscal Quarter to be less than 1.50:1.00; from January 1, 2000 to and including March 31, 2000. Borrower shall not permit the ratio of
(i) EBITDA for the Fiscal Quarter to (ii) Interest Expense for the Fiscal Quarter to be less than 1.50:1.00; and from April 1, 2000 and thereafter, Borrower shall not permit the ratio of (i) EBITDA for the Fiscal Quarter to (ii) Interest Expense for the Fiscal Quarter to be less than 1.80:1.00."

     H. Section 12 of the Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting, in lieu thereof, the following paragraph (c):

     "(c) Borrower shall as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 31, 1999 maintain Tangible Net Worth equal to or greater than the Tangible Net Worth Requirement for such Fiscal Quarter. For purposes of this section "Tangible Net Worth Requirement" (i) for the Fiscal Quarter ending June 30, 1999, shall mean negative Eight Million Dollars (-$8,000,000), and (ii) for each Fiscal Quarter thereafter shall mean the sum of the Tangible Net Worth Requirement for the previous Fiscal Quarter plus eighty percent (80%) of the Consolidated Net Income of Borrower for such previous Fiscal Quarter plus One Hundred Percent (100%) of the net proceeds received from the issuance of additional equity. If Consolidated Net Income for a Fiscal Quarter is less than Zero Dollars ($0) then for purposes of Tangible Net Worth Requirement, Consolidated Net Income shall be deemed to be Zero Dollars ($0)."

     I. Section 19 of the Agreement is hereby amended by deleting the definitions of "Applicable Margin" and "Indebtedness/EBITDA Ratio".

     J. Section 19 of the Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following definition of "Compucom Closing Date":

     "Compucom Closing Date": shall mean, the date, which date shall be no later than May 15, 1999, of the consummation of the closing of the Asset Purchase Agreement, dated as of May 10, 1999 by and between Borrower and Compucom Systems, Inc., a copy of which agreement has been provided to IBM Credit.

Section 5. Representations and Warranties. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 5.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made



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by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 5.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

SECTION 5.3 LITIGATION. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 5.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

SECTION 6. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

SECTION 7. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

ENTEX INFORMATION SERVICES, INC.

By:  /s/                           By:  /s/
   ---------------------------        -----------------------------
Title: President                   Title: CEO
      ------------------------           --------------------------

Accepted and Agreed:

IBM CREDIT CORPORATION

By:  /s/
   ---------------------------
Title: Manager, Commercial Financing Solutions Americas


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